EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                             As of February 1, 2001

                                                                                                       Percentage Of
                                                                                                       Voting Stock
                                                                                                          Owned Or
                                                                          Place of                     Controlled By
                Name                                                    Incorporation                 The Registrant
                ----                                                    -------------                 -------------
PepsiAmericas, Inc. (Registrant - formerly known as
   Whitman Corporation)...................................................Delaware
   Pepsi-Cola General Bottlers, Inc.......................................Delaware                         100%
     Algonquin Leasing, Inc...............................................Delaware                         100
     Globe Transport, Inc.................................................Delaware                         100
     Genadco Advertising Agency, Inc......................................Illinois                         100
     Iowa Vending, Inc....................................................Delaware                         100
     Marquette Bottling Works, Inc........................................Michigan                         100
     Northern Michigan Vending, Inc.......................................Michigan                         100
     PCGB, Inc............................................................Illinois                         100
     Pepsi-Cola General Bottlers of Wisconsin, Inc........................Wisconsin                        100
     Pepsi-Cola General Bottlers of Indiana, Inc..........................Delaware                         100
     Pepsi-Cola General Bottlers of Iowa, Inc.............................Iowa                             100
     Pepsi-Cola General Bottlers of Ohio, Inc.............................Delaware                         100
     GB International, Inc................................................Delaware                         100
     Pepsi-Cola General Bottlers Poland Sp.zo.o...........................Poland                           100
     Pepsi-Cola CR s.r.o..................................................Czech Republic                   100
     Pepsi-Cola SR s.r.o..................................................Republic of Slovakia             100
     General Bottlers of Hungary, Inc.....................................Hungary                          100
     Pepsi-Cola General Bottlers Kft......................................Hungary                          100
     GB Slovak LLC........................................................Delaware                         100
     GB Czech LLC.........................................................Delaware                         100
   P-Americas, Inc. (formerly known as PepsiAmericas, Inc.)...............Delaware                         100
     PepsiAmericas Caribbean..............................................Delaware                         100
     Pepsi-Cola Jamaica Bottling Company Limited..........................Jamaica                          100
     Pepsi-Cola Puerto Rico Distribution Co., LLP.........................Delaware                         100
     Pepsi-Cola Puerto Rico Manufacturing Co., LLP........................Delaware                         100
     Beverage Plastics Co., LLC...........................................Delaware                         100
     Dakota Beverage Company, LLC.........................................Delaware                         100
       Pepsi-Cola Bottling Co. of Fargo, LLC..............................South Dakota                     100
       Pepsi-Cola Bottling Co. of Sioux Falls, LLC........................Minnesota                        100
       Min-Dak Beverages, LLC.............................................South Dakota                     100
       Pepsi-Cola Bottling Co. of Estherville, LLC........................Minnesota                        100
       Pepsi-Cola Bottling Co. of Aberdeen, LLC...........................South Dakota                     100
       TS Vending Service, LLC............................................South Dakota                     100
       S&R Vending, LLC...................................................North Dakota                     100
     Pepsi-Cola Trinidad Bottling Co., Ltd................................Trinidad & Tobago                100
     Delta Beverage Group, Inc............................................Delaware                         100
   Illinois Center Corporation............................................Delaware                         100
   Mid-America Improvement Corporation....................................Illinois                         100
   South Properties, Inc..................................................Illinois                         100
   Whitman Insurance Co., Ltd.............................................Vermont                          100
   Whitman Leasing, Inc...................................................Delaware                         100
   Whitman Finance, Inc...................................................Delaware                         100

     The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.